AGREEMENT BETWEEN
KINGDOM VISION NETWORK, INC.
AND
CHAMELEON
COMMUNICATIONS
GROUP, INC.

CONCERNING SKYNET TRANSPONDER SERVICE

This Agreement is made this 23rd day of May, 2000, by and between Kingdom Vision Network, Inc., (KVN), a corporation organized and existing under the laws of the state of Colorado, with corporate offices at 2033 E. Warner Road., Suite 112, Tempe, AZ 85284 (hereinafter referred to as "KVN") which expression shall include its successors and permitted assigns) and Chameleon Communications Group, In., a corporation organized and existing under the laws of the State of Florida, and having a place of business at 2608 Oakwood Drive, Largo, Florida, 33771 (hereinafter referred to as "CHAMELEON" which expression shall include its successors and permitted assigns).

WITNESSETH:

WHEREAS, CHAMELEON has satellite capacity available for the purpose of providing such capacity to customers; and:

WHEREAS, KVN desires to obtain C-Band transponder (or space segment)capacity service on the Telstar 7 Satellite ("Telstar")to be used for satellite transmission service; and,

WHEREAS, this agreement shall be in effect and the satellite services provided hereunder shall be provided by CHAMELEON to KVN on a non-common carrier basis such that the terms and conditions of the use of these services are governed solely by this Agreement.

NOW, THEREFORE, KVN and CHAMELEON, in consideration of the mutual covenants expressed herein, agree as follows:

1. TANSPONDER SERVICES

1.1 CHAMELEON offers and KVN herby orders Skynet transponder service consisting of service on one (1) 36 MHz 37 Watt C-Band Non-pre-emptible
transponder (hereinafter referred to as the Transponder   on Telstar 7
for a term of service from August 1, 2000 through July 31, 2005. Such service is composed of bare transponder capacity, with intrasatellite and intersatellite transponder management including Tracking, Telemetry and Control (TT&C) maintenance of the satellite(s) used to provide the transponder (or space segment) capacity and protection as ordered by KVN ("the Service").

1.2 the Service is furnished to KVN subject to the Agreement which consists of this Service Description and the Skynet General Terms and Conditions, attached hereto and incorporated herein by reference.

2. RATE AND TERM OF SERVICE

KVN shall pay a monthly rate for the Service, as set forth in Paragraph 2 of the General Terms and Conditions and the following table:

                                                   Monthly Rate
Quantity       Service     Satellite      Term     Per Transponder
------------------------------------------------------------------
   1          36MHz(C)       Telstar 7     6 mo.    $105,000.00
                                        54 mo.    $160,000.00

3. SECURITY DEPOSIT

A security deposit equal to one month's payment ($160,000.00) is necessary to secure the transponder space for August 1, 2000. This amount is due and payable by or before May 30, 2000.

Additionally, at least seven days prior to commencement of service, an additional security deposit equal to tow service payments of $160,000.00 each should be received at the offices of Chameleon Communications, Group, Inc. The first month's service payment ($105,000.00) will be deducted from the initial security deposit. This will leave a total of $375,000.00 as deposit until the last three payments of the contract, whereupon the deposit will be applied to these payments, unless a new contract has not been negotiated at that time extending the service on the Skynet system.

4. OPTIONS

They type of service may be upgraded from non-pre-emptible to protected for an additional $10,000.00 per month

5.  TRANSPONDER LOADING

The monthly rate as set forth in Paragraph 2 ("RATES") for the Service includes intrasatellite and intersatellite transponder management for the uplink of carriers within power and bandwidth constraints per transponder, subject to intrasatellite and intersatellite coordination, for the KVN's initial loading plan ("Initial Loading Plan"). Any changes to such Initial Loading Plan shall be subject to the provisions of Paragraph 8 ("USE OF THE TRANSPONDER") of the General Terms and Conditions.

6. NOTICES

All notices, demands, requests, or other communications which may be or are required to be give, served or sent by one party to the other pursuant to this Agreement (except as otherwise specifically provided in the Agreement shall be in writing and shall be delivered by confirmed facsimile, confirmed overnight mail, by hand or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i) If to KVN:

M. Randall Worley or Mr. Mark Hanby II
Kingdom Vision Network, Inc.
2033 E. Warner Rd.
Suite 112
Tempe, AZ  85284
Voice (480) 775-0875
Fax   (480) 775-0881

(ii) Technical Contact:

Mr. Dale Hill
Kingdom Vision Network, Inc.
377 Carowinds Blvd.
Suite 101
Ft. Mill, SC  29715
Voice  (803) 547-8950
Fax    (803) 547-8956

(iii) If to CHAMELEON

Mr. F.S. (Buddy) Winsett
Chameleon Communications Group, Inc.
P.O.Box 9033
2608 Oakwood Drive
Largo, FL  33771
Voice (727) 519-9601
Fax   (727) 519-9701
Email  buddy@lgcy.net


Either party may designate by notice in writing a new address or addressee, to which any notice, demand, request, or communication may thereafter be so give, served or sent. Each notice, demand, request, or communication which shall be delivered, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee named above as to each party, with the signed messenger receipt, return receipt, or the delivery receipt being deemed conclusive evidence of such deliver.

7. ENTIRE AGREEMENT

This Agreement along with matters incorporated herein by reference, constitutes the entire agreement between KVN and CHAMELEON relative to the Service, and this Agreement can be altered, amended or revoked only by an instrument in writing signed by both KVN and CHAMELEON. KVN and CHAMELEON agree hereby that any prior or contemporaneous oral and written agreements between and among themselves and their agents and representatives relative to the subject of this Agreement are superseded and replaced by this Agreement. Any provision of this Agreement found to be unenforceable or invalid by a court of competent jurisdiction shall in no way affect the validity or enforceability of any other provision except that if such invalid or unenforceable provision provided a material benefit to a party hereto, such party shall have the right to terminate the Agreement without liability to the other.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first written, and agree to the terms and conditions set forth herein.

KVN
By:  Mark Hanby II
Title:  Executive Vice President
Date: 7-1-00

CHAMELEON
By:  F.S. (Buddy) Winsett
Title:  Pres.
Date:  5-23-2000